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                                                                     EXHIBIT 5


                  [BRONSON, BRONSON & MCKINNON LLP LETTERHEAD]




                                  June 19, 1996

Board of Directors
South Valley Bancorporation
500 Tennant Station
Morgan Hill, California 95037

         Re:      South Valley Bancorporation 1995 Stock Option Plan

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 to be filed by South Valley Bancorporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 365,200 shares of the Company's Common Stock, no par value, issuable under the Company's 1995 Stock Option Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Sincerely,

                                         /s/ Bronson, Bronson & McKinnon LLP